Exhibit 28(a)(2)



                                  AMENDMENT TO
                       AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Pioneer Fundamental Growth Fund (the "Trust"), a statutory trust organized under the laws of the State of Delaware, pursuant to Article XI of the Trust's Declaration of Trust (the "Declaration"), do hereby amend the Declaration to change the name of the Trust from "Pioneer Fundamental Growth Fund" to "Pioneer Series Trust X." All corresponding references to the Trust as "Pioneer Fundamental Growth Fund" in the Declaration are hereby deleted and replaced with "Pioneer Series Trust X." All references to the Trust's Series named "Pioneer Fundamental Growth Fund" shall remain unchanged.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of January 11, 2011.

/s/ John F. Cogan, Jr.                 /s/ Daniel K. Kingsbury
__________________________________     ____________________________________
John F. Cogan, Jr.                     Daniel K. Kingsbury


/s/ David R. Bock                      /s/ Thomas J. Perna
__________________________________     ____________________________________
David R. Bock                          Thomas J. Perna


/s/ Mary K. Bush                       /s/ Marguerite A. Piret
__________________________________     ____________________________________
Mary K. Bush                           Marguerite A. Piret


/s/ Benjamin M. Friedman               /s/ Stephen K. West
__________________________________     ____________________________________
Benjamin M. Friedman                   Stephen K. West


/s/ Margaret B.W. Graham
__________________________________
Margaret B.W. Graham